Exhibit 99.2

V O T E B Y T E L E P H O N E
Have your proxy card and 11-digit control number available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
V O T E B Y I N T E R N E T
Have your proxy card and 11-digit control number available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
V O T E B Y M A I L
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Access the Website and cast your vote: www.cesvote.com	Return your proxy in the postage-paid envelope provided

Telephone and Internet access is available 24 hours a day, 7 days a week and is available until 11:59 PM Eastern Time the day prior to the meeting date.

Please have your 11-digit control number ready when voting by Internet or Telephone.

è

ê Proxy card must be signed and dated below. Please fold and detach card at perforation before mailing.ê

EDGEWATER TECHNOLOGY, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [•], 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of Edgewater Technology, Inc., a Delaware corporation (the “Company”), do hereby nominate, constitute, and appoint Jeffrey L. Rutherford and Paul McNeice, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on [•], 2018 at the Special Meeting of its Stockholders to be held on [•], 2018 at the offices of McDonald Hopkins LLC, 600 Superior Avenue East, Suite 2100, Cleveland, OH 44114 at [•] a.m., local time, and at any and all adjournments thereof.

Date:

Signature
Signature, if held jointly
Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Please mark, sign, date and return this proxy card promptly using the enclosed self-addressed, postage prepaid envelope.

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held [•], 2018.

The Proxy Statement is available at:

http://www.[•]

Proxy card must be signed and dated on the reverse side.

ê    Please fold and detach card at perforation before mailing.    ê

Edgewater Technology, Inc.	Proxy

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3.

The Board of Directors recommends a vote FOR Proposals 1, 2, and 3.

1.

To approve and adopt the Arrangement Agreement (the “arrangement agreement”) among Alithya Group Inc., a Québec private corporation (“Alithya”), Alithya Group inc. (f/k/a 9374-8572 Québec Inc.), a newly formed Québec corporation (“New Alithya”), 9374-8572 Delaware Inc., a newly-formed wholly owned Delaware subsidiary of New Alithya (“U.S. Merger Sub”), and Edgewater Technology, Inc. (“Edgewater”). Under the terms of the arrangement agreement, (i) New Alithya will acquire Alithya pursuant to a plan of arrangement under the laws of Québec, Canada (the “arrangement”), and (ii) U.S. Merger Sub will merge with and into Edgewater (the “merger”), with Edgewater as the surviving corporation (together, the “transactions”). As a result of the transactions, both Edgewater and Alithya will become wholly-owned subsidiaries of New Alithya.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve, on a non-binding advisory basis, certain compensatory arrangements between Edgewater and its named executive officers relating to the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.

To approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the arrangement agreement and the transactions contemplated thereby (including the merger).

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side)